Exhibit 1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of CommonWealth REIT, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: April 11, 2013	CORVEX MANAGEMENT LP

	By:	/s/ Keith Meister
Keith Meister
Managing Partner

Date: April 11, 2013	KEITH MEISTER

	By:	/s/ Keith Meister

Date: April 11, 2013	RELATED FUND MANAGEMENT, LLC

	By:	/s/ Richard O’Toole
Richard O’Toole
Vice President

Date: April 11, 2013	RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

	By:	/s/ Richard O’Toole
Richard O’Toole
Vice President

Date: April 11, 2013	RELATED REAL ESTATE RECOVERY FUND GP, L.P.

By: Related Real Estate Recovery Fund GP-A, LLC, its general partner

	By:	/s/ Richard O’Toole
Richard O’Toole
Vice President

Date: April 11, 2013	RELATED REAL ESTATE RECOVERY FUND, L.P.

By: Related Real Estate Recovery Fund GP, L.P., its general partner

By: Related Real Estate Recovery Fund GP-A, LLC, its general partner

	By:	/s/ Richard O’Toole
Richard O’Toole
Vice President

Date: April 11, 2013	RRERF ACQUISITION, LLC

	By:	/s/ Richard O’ Toole
Richard O’Toole

Date: April 11, 2013	DAVID R. JOHNSON

	By:	/s/ David R. Johnson